Exhibit 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                           PURSUANT TO 18 U.S.C. 1350
                 (SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)


     I, David D. Mouery, President and Chief Executive Officer (principal executive officer) of Clubhouse Videos, Inc. (the "Registrant"), certifies that to the best of my knowledge, based upon a review of the Annual Report on Form 10-KSB for the period ended December 31, 2003 of the Registrant (the "Report"):

          (1) The Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.




Date:  April 14, 2004

/s/  David Mouery
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     David D. Mouery, President,
     Chief Executive Officer
     and CEO (Principal Executive Officer)